Exhibit 99.1

Press Release	Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Announces Drilling Update
Monday November 24, 10:41 am ET

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), an early stage natural gas exploration and production company, announced today an update on its drilling operation on its 2200 acre leasehold in the New Albany Shale in western Kentucky. Drilling is presently at 1870 feet on Francis Grace #2 and is expected to reach total depth (“TD”) at the base of the shale formation of approximately 2600 feet. Drilling is presently at 1680 feet on Hunter Wells #1 and is expected to reach TD at the base of the shale formation of approximately 2400 feet. We have temporarily rigged down on J & J Johnston #1 due to the mechanical difficulties on the drilling rig at that location. However, the drilling contractor has rigged up different equipment at J & J Johnston #2, spudded-in, and is presently drilling at 925 feet.

The Company recently announced four point flow test results on three of the initial wells completed, and expects to test the additional 3 wells within the next few weeks. Steven Eversole, CEO of Kentucky USA Energy commented, “We are in the planning stage of the gathering system for our initials wells, which will tie-in to the pipeline that has contracted to purchase the gas from our wells, and we expect to start construction on our gathering system as early as next month. We feel that there is continued strength in the natural gas markets, and we believe that natural gas will continue to play a significant part of our country’s energy stability.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing independent energy company with, it believes, the experience and technological expertise to develop its gas resources in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:
Kentucky USA Energy, Inc.
Steven Eversole, CEO
Ph: 606-878-5987
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com
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Source: Kentucky USA Energy, Inc.